Exhibit 99.1

ARBINET ANNOUNCES STOCKHOLDER APPROVAL OF MERGER WITH PRIMUS

HERNDON, VA – February 25, 2011 –Arbinet Corporation (NASDAQ: ARBX), a leading provider of telecommunications services to fixed and mobile operators, announced today that the company’s stockholders have approved and adopted Arbinet’s merger agreement with Primus.

At a special meeting of Arbinet stockholders held today, Arbinet stockholders approved the definitive merger agreement, which the company had entered into on November 10, 2010, pursuant to which Arbinet will be acquired by Primus in the proposed stock-for-stock merger transaction.  Subject to the satisfaction of all other closing conditions, the transaction is scheduled to close on February 28, 2011.

Based on the preliminary tabulation of the stockholder vote by Arbinet’s inspector of elections, approximately 85% of the total votes cast, which represents approximately 73.5% of the total outstanding shares of Arbinet as of the January 12, 2011 record date, approved the proposed merger.

About Arbinet

Arbinet is a leading provider of international voice, data and managed communications services for fixed, mobile and wholesale carriers.  With more than 1,200 carrier customers across the globe connected to Arbinet’s network, Arbinet combines global scale with sophisticated platform intelligence, call routing and industry leading credit management and settlement capabilities.  Arbinet offers these communication services through three primary product offerings including thexchangeSM, Carrier Services and PrivateExchangeSM. Arbinet’s thexchangeSM platform, the largest online wholesale voice trading exchange, continues to provide customers with access to a neutral marketplace to buy and sell global voice and data traffic. Arbinet owns and operates a global network of next generation IP soft switches, media gateways, IP transport and co-location centers located in the United States, United Kingdom, Hong Kong, Frankfurt and Miami. Founded in 1996, Arbinet is headquartered in Herndon, Virginia.

Important Information and Where to Find It

In connection with the proposed merger, Arbinet and Primus filed a definitive joint proxy statement/prospectus with the SEC on January 19, 2011.  Copies of the definitive joint proxy statement/prospectus were sent to stockholders of record of both Arbinet and Primus seeking their approval of certain matters incident to the proposed merger.  Arbinet and Primus also plan to file other documents with the SEC regarding the proposed transaction.  INVESTORS AND STOCKHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS, AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and stockholders may obtain a free copy of the definitive joint proxy statement/prospectus and other documents filed by Arbinet and Primus with the SEC, without charge, at the SEC’s web site at www.sec.gov.  Copies of the definitive joint proxy statement/prospectus and Primus’s SEC filings that were incorporated by reference in the definitive joint proxy statement/prospectus may also be obtained for free by directing a request to: (i) Primus (703) 748-8050, or (ii) Arbinet (703) 456-4100.

Participants in the Solicitation

Arbinet, Primus, and their respective directors, executive officers and other members of their management and employees may be deemed to be “participants” in the solicitation of proxies from their respective stockholders in connection with the proposed merger.  Investors and stockholders may obtain information regarding the names, affiliations and interests of Primus’s directors, executive officers and other members of its management and employees in Primus’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on April 5, 2010, and amended in a Form 10-K/A filed with the SEC on April 28, 2010, Primus’s proxy statement for its 2010 annual meeting, which was filed with the SEC on June 14, 2010, and any subsequent statements of changes in beneficial ownership on file with the SEC.  Investors and stockholders may obtain information regarding the names, affiliations and interests of Arbinet’s directors, executive officers and other members of their management and employees in Arbinet’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 17, 2010, Arbinet’s proxy statement for its 2010 annual meeting, which was filed with the SEC on April 30, 2010, and any subsequent statements of changes in beneficial ownership on file with the SEC.  These documents can be obtained free of charge from the sources listed above.  Additional information regarding the interests of these individuals is also included in the definitive joint proxy statement/prospectus regarding the proposed transaction.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the SEC.  All statements, other than statements of historical fact, included herein that address activities, events or developments that Arbinet or Primus expects, believes or anticipates will or may occur in the future, including anticipated benefits and other aspects of the proposed merger, are forward-looking statements.  These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially.  Risks and uncertainties that could affect forward-looking statements include, but are not limited to, the following: the risk that the merger may not be consummated for reasons including that the conditions precedent to the completion of merger may not be satisfied; the possibility that the expected synergies from the proposed merger will not be realized, or will not be realized within the anticipated time period; the risk that Primus’s and Arbinet’s businesses will not be integrated successfully; the possibility of disruption from the merger making it more difficult to maintain business and operational relationships; any actions taken by either of the companies, including, but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions); the ability to service substantial indebtedness; the risk factors or uncertainties described from time to time in Arbinet’s filings with the SEC; and the risk factors or uncertainties described from time to time in Primus’s filings with the SEC.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates.  Except as required by law, neither Arbinet nor Primus intends to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Arbinet Corporation
Gary Brandt, Chief Financial Officer
 (703) 456-4140
ir@arbinet.com

Joele Frank, Wilkinson Brimmer Katcher
Andrea Rose / Jed Repko
 (212) 355-4449
arose@joelefrank.com
jrepko@joelefrank.com